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                                                                   EXHIBIT 99.01


Contacts:
S. Olav Carlsen                                         Kristine Mozes
Transmeta Corporation                                   Mozes Communications LLC
(408) 919-3000                                          (781) 652-8875


        TRANSMETA CORP. FILES FISCAL YEAR 2003 ANNUAL REPORT ON FORM 10-K

SANTA CLARA, Calif. - March 9, 2004 - Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced the filing of its annual report on Form 10-K for fiscal year 2003, ended December 26, 2003. The company also announced that its annual report incorporates a fiscal fourth quarter adjustment that increases its operating expense by $348,000 and reports revised operating expenses of $89.5 million for fiscal 2003.

In conjunction with the filing of its annual report on Form 10-K, the company is required to reassess all significant estimates and judgments made in the financial statements for the period, considering any additional information that is available as of the filing date. This updated analysis includes information that was not available at the time the company announced its fiscal 2003 results on January 15, 2004. In light of newly available information and after considering all available evidence, the company concluded that recording additional operating expense in the fourth quarter of fiscal 2003 was appropriate.

The adjustment relates to an update to the company's estimates for bad debt exposure as well as expenditures recorded by the company subsequent to the January 15, 2004 earnings release, but related to the fourth fiscal quarter of 2003. Both of these charges were partly offset by an update to the company's estimates related to its restructuring accrual, to reflect an update in assumptions regarding the company's internal use of previously vacated office space, as well as to reflect the company's success, subsequent to the balance sheet date, in subleasing a portion of vacated facilities earlier than previously anticipated and at a rate lower than previously estimated.

As a result of the $348,000 adjustment, Transmeta's fiscal fourth quarter 2003 net loss, on a GAAP basis, was $21.9 million, or a loss of $0.15 per share, compared to $21.6 million, or a loss of $0.15 per share, as previously announced. For the full fiscal year, the GAAP net loss was $87.6 million, or a loss of $0.63 per share, compared to $87.3 million, or a loss of $0.62 per share, as previously announced.


ABOUT TRANSMETA CORPORATION
Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. We announced our first Crusoe(R) family of processors in 2000, and we introduced our new Efficeon(TM) family of processors in October 2003. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.
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SAFE HARBOR STATEMENT
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic, political and public health conditions, specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent report on Form 10-K, which describes these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.